UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                             Date of reported event:
                                  July 16, 2003

                     Birner Dental Management Services, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Colorado
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       (State or other jurisdiction of incorporation or organization)

                  0-23367                                84-1307044
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          (Commission File Number)          (IRS Employer Identification No.)

              3801 East Florida Avenue, Suite 508, Denver, CO   80210
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               (Address of principal executive offices)      (Zip code)

                                 (303) 691-0680
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              (Registrant's telephone number, including area code)



          --------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report.)


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Item 5.           Other Events.

On July 16, 2003, the Board of Directors of Birner Dental Management Services, Inc. (the "Company") approved the purchase of 83,975 shares of the Company's Common Stock from a private shareholder (the "Seller") of the Company, at an aggregate cost of $1,154,656. Prior to this purchase, there were 1,356,886 shares of the Company's Common Stock outstanding. Funds for this purchase came primarily from cash on hand and the remainder from the Company's line of credit. As a condition of this purchase, the Company and the Seller have entered into a stock repurchase agreement whereby the Seller and his affiliated companies, among other items, agree that for a period of two years from the above date will not: 1) acquire, directly or indirectly, any voting securities of the Company;
2) solicit proxies with respect to the Company's voting securities under any circumstances; and 3) take any action or assist in any manner, directly or indirectly, to influence or affect control of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              BIRNER DENTAL MANAGEMENT SERVICES, INC.
                              a Colorado corporation


Date:  July 18, 2003          By:    /s/ Dennis N. Genty
                                     -------------------------------
                              Name:  Dennis N. Genty
                              Title: Chief Financial Officer, Secretary,
                                     Treasurer and Director
                                    (Principal Financial and Accounting Officer)